UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2022

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 3, 2022, ALJ Regional Holdings, Inc., a Delaware corporation (the “Company” or “ALJ”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with LSC Communications Book LLC, a Delaware limited liability company (“Purchaser” or “Lakeside”), and Phoenix Color Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Phoenix”). Purchaser has agreed, subject to the terms and conditions set forth in the Stock Purchase Agreement, to acquire all of the outstanding shares of common stock of Phoenix (the “Sale Transaction”). If the closing date of the Sale Transaction is on or before April 15, 2022, the purchase price to be paid at closing is approximately $134.8 million. If the closing date is after April 15, 2022 but on or before May 15, 2022, the purchase price will be decreased by $1.0 million, and if the closing date is after May 15, 2022, the purchase price will be decreased by an additional $1.0 million. Concurrently with the execution of the Stock Purchase Agreement, the Purchaser and Jess Ravich, the Company’s Chief Executive Officer and largest stockholder, entered into a voting and support agreement pursuant to which Mr. Ravich agreed, subject to the terms and conditions set forth therein, to vote all shares of the Company’s common stock beneficially owned by him in favor of the Sale Transaction and against any competing transaction proposal.

The completion of the Sale Transaction is subject to certain customary closing conditions, including, among others, (a) the expiration of the waiting period applicable to the Sale Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (b) the accuracy of the parties’ respective representations and warranties in the Stock Purchase Agreement, subject to specified materiality qualifications, (c) compliance by the parties with their respective covenants in the Stock Purchase Agreement in all material respects, (d) the absence of a Material Adverse Effect (as defined in the Stock Purchase Agreement), (e) the approval by ALJ stockholders of the Sale Transaction and (f) no order being brought to enjoin the consummation of the Sale Transaction. Consummation of the Sale Transaction is not subject to a financing condition. The Stock Purchase Agreement also contains representations, warranties, covenants and indemnities that are customary for transactions of this type. ALJ, Lakeside and Phoenix may terminate the Stock Purchase Agreement under certain specified circumstances, including, among others, if the Sale Transaction is not consummated by June 15, 2022.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Stock Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Stock Purchase Agreement. They are not intended to provide any other factual information about ALJ, Lakeside, Phoenix or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants set forth in the Stock Purchase Agreement have been made only for the purposes of the Stock Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between such parties instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Stock Purchase Agreement and information regarding the subject matter thereof may change after the date of the Stock Purchase Agreement. Accordingly, investors should read the representations and warranties in the Stock Purchase Agreement not in isolation but only in conjunction with the other information about ALJ or Phoenix that the respective companies include in reports, statements and other filings they make with the SEC.

ITEM 7.01. Regulation FD Disclosure.

On February 4, 2022, the Company and Lakeside issued a joint press release announcing their entry into the Stock Purchase Agreement, a copy of which is attached as Exhibit 99.1 hereto.

The information under this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of February 3, 2022, by and among ALJ Regional Holdings, Inc., Phoenix Color Corp. and LSC Communications Book LLC.*
99.1	ALJ Regional Holdings, Inc. and Lakeside Book Company joint press release dated February 4, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101.INS)

* The exhibits and schedules to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the U.S. federal securities laws about Phoenix, Lakeside, ALJ and the proposed sale transaction, including but not limited to all statements about the timing of the proposed sale transaction, and the ability to consummate the sale transaction, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain, “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially include but are not limited to general economic and capital markets conditions; inability to obtain required regulatory, stockholder or other approvals or to obtain such approvals on satisfactory conditions; inability to satisfy other closing conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the effects that any termination of the definitive agreement may have on Phoenix or its business; legal proceedings that may be instituted related to the proposed acquisition; unexpected costs, charges or expenses; and other risks and uncertainties discussed in ALJ’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and available through EDGAR on the SEC’s website at www.sec.gov. All forward-looking statements in this communication are made as of the date hereof and we assume no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

February 4, 2022	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)